FIRST AMENDMENT TO
CREDIT AFREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (THE "First Amendment"), dated as of August 12, 2002, amends the Credit Agreement (the "Credit Agreement") dated as of June 15, 2001 by and between Lacrosse Footwear, Inc. (the "Borrower") and U.S. Bank National Association (f/k/a Firstar Bank, N.A., the "Lender").

1. Definitions. Capitalized items not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2. Amendments. The parties hereby agree to amend the Credit Agreement as follows:

         (A) Section 7.12(b) is deleted in its entirety and the following inserted in its place:

         (B) "Danner" means Danner, Inc., a Wisconsin corporation formerly known as Danner Shoe Manufacturing Co. and a wholly-owned subsidiary of the Borrower."

                  (b) "Minimum Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each fiscal quarter set forth below, Tangible Net Worth equal to or greater than:

     $23,882.00 as of the fiscal quarter ending on or about September 30, 2001; $25,920.00 as of the fiscal quarter ending on or about December 31, 2001; $21,920.00 as of the fiscal quarter ending on or about March 31, 2002; $20,220.00 as of the fiscal quarter ending on or about June 30, 2002; $20,500.00 as of the fiscal quarter ending on or about September 30, 2002; $23,000.00 as of the fiscal quarter ending on or about December 31, 2002; $21,920.00 as of the fiscal quarter ending on or about March 31,2003; $21,920.00 as of the fiscal quarter ending on cor about June 30, 2003; $23,920.00 as of the fiscal quarter ending on or about September 30, 2003; $25,920.00 as of the fiscal quarter ending on or about December 31, 2003; $21,920.00 as of the end of each fiscal quarter occurring thereafter."

         (C) Section 9.2 is amended by deleting the notice provision pertaining to the Borrower (but not the notice provision pertaining to Borrower's counsel) and inserting the following in its place:

         "LaCrosse Footwear, Inc.
         Attn: President
         18550 NE Riverside Parkway
         Portland, Oregon  97230-4975"
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3.   Conditions Precedent. This First Amendment shall become effective on the date that the Lender shall have received:

     (i) this First Amendment, duly executed by an authorized representative of the Borrower;

     (ii) the certificate required by Section 6.1 (d) of the Credit Agreement for the fiscal quarters ending on or about December 31, 2001 and March 31, 2002;

     (iii) a First Amendment to the Subsidiary Security Agreement in the form of Exhibit A attached hereto; and

     (iv) such additional supporting documents and materials as the Lender or its counsel may reasonably request on or before the date hereof.

4. Representations and Warranties. The Borrower certifies that the representations and warranties contained in the Credit Agreement are true and correct as of the date of this First Amendment, and that, after giving effect to the amendments set forth in Section 2 hereof, no condition, event, act or omission has occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default under the Credit Agreement.

5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth; without limiting the generality of the foregoing, the Borrower hereby confirms its obligation to deliver the certificate required by
     Section 6.1(d) of the Credit Agreement on a timely basis.

6. Binding Effect. This First Amendment shall be binding upon the parties hereto and their respective successors and assigns.

In witness whereof, THE PARTIES HERETO HAVE EXECUTED THIS first Amendment to Credit Agreement as of the date first set forth above.

LACROSSE FOOTWEAR, INC.

By: /s/
   ------------------------------

Title: __________________________

U.S. BANK NATIONAL ASSOCIATION
(f/k/a Firstar Bank, N.A.)

By: /s/
   ------------------------------

Title: __________________________